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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of the 8th day of November, 2000, by and between ERESOURCE CAPITAL GROUP, INC., a Delaware corporation ("ERCG") and MICHAEL D. PRUITT, an individual resident of the State of North Carolina (the "EXECUTIVE"), and is effective as of the date hereof (the "EFFECTIVE DATE").

         WHEREAS, eRCG intends to employ Executive, and Executive desires to be employed by eRCG; and

         WHEREAS, eRCG and Executive desire to set forth the terms and conditions on which Executive shall be employed and provide services to eRCG.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and eRCG including, without limitation, the promises and covenants described herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         SECTION 1.1 Duties and Responsibilities. eRCG hereby employs Executive full time as the Chief Executive Officer of eRCG. Executive shall do and perform all reasonable services and acts necessary or advisable to fulfill the duties of such office, and shall conduct and perform such additional services and activities as may be reasonably determined from time to time by the Board of Directors of eRCG (the "BOARD"). During the term of this Agreement, Executive shall devote his full time, energy and skill to the business of eRCG and to the promotion of eRCG's interests, and Executive acknowledges that he has a duty of loyalty to eRCG and shall not, during the term hereof, engage in, directly or indirectly, any other business or activity whether or not for pecuniary gain, that could materially and adversely affect eRCG's business or Executive's ability to perform his duties under this Agreement. The foregoing shall not, however, preclude Executive from serving on the boards of directors of other entities.

         In his capacity as an officer of eRCG, Executive shall report to the Board and abide by all rules and regulations established from time to time by the Board. Executive's authority and responsibility in eRCG shall at all times be subject to the review and discretion of the Board, which shall have the final authority to make decisions regarding the business of eRCG.

         SECTION 1.2 Term of Employment. The term of Executive's employment hereunder shall continue for a period of two (2) years from the Effective Date, unless earlier terminated as provided in this Agreement. At the end of the initial two (2) year term, and at the end of each renewal term, this Agreement shall automatically be extended for an additional one (1) year terms unless either party hereto shall give written notice of its or his intent to terminate for any or no reason sixty (60) days prior to the end of the initial term or any subsequent renewal term.


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         SECTION 1.3       Benefits. During the term of Executive's employment
hereunder, Executive will be entitled to the following:

                  (a) Vacation. Executive shall be entitled to four (4) weeks paid vacation annually. Any vacation not used during any calendar year shall be forfeited except that one (1) week's unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued. Executive shall also be entitled to reasonable holidays and sick days in accordance with eRCG's policy as may be established and modified from time to time.

                  (b) Employee Benefit Plans. Executive shall be entitled to participate in all employee benefit plans, including any life insurance, disability insurance, profit sharing and retirement plans that are generally offered to or provided for the senior executives of eRCG, said plans to be approved by the Board. Executive shall be entitled to participate in such group health and dental insurance plans (including family coverage) on the same basis, including cost provisions, as may from time to time be offered generally to the other senior executives of eRCG.

         SECTION 1.4 Compensation. For all services to be rendered by Executive under this Agreement, eRCG shall pay Executive as follows:

                  (a) Base Salary. Executive shall be paid an annual gross salary of One Hundred Eighty Thousand Dollars ($180,000) payable in accordance with the normal payroll practices of eRCG, which policies may be changed by eRCG from time to time, and shall be subject to appropriate withholding taxes. In any event, Executive's salary shall be paid no less frequently than monthly. At the sole discretion of the Board, Executive's annual gross salary may be increased, from time to time, throughout the term of this Agreement, the amount of any such increase to be determined by the Board (or by the Compensation Committee thereof).

                  (b) Annual Bonus. If the Board shall so authorize, Executive shall be paid an annual bonus in an amount and in the manner approved by the Board in its sole discretion (or by the Compensation Committee thereof), within ninety (90) days of the end of each calendar year, provided Executive is still employed by eRCG.

         SECTION 1.5 Stock Options. Executive shall be a participant in the 2000 Stock Option Plan of eRCG. eRCG shall grant Executive options to purchase shares of stock of eRCG (the "OPTION SHARES") pursuant to the terms and conditions of a stock option agreement to be entered into between eRCG and Executive (the "STOCK OPTION AGREEMENT") and approved by the Board.

         SECTION 1.6 Business Expenses. Executive shall be entitled to reimbursement of all ordinary and necessary business expenses reasonably incurred for business travel, lodging, communications (including cell phone and pager), entertainment and meals in connection with the performance of Executive's duties under this Agreement, upon submission of sufficient documentation evidencing same and in accordance with eRCG's established policies for reimbursement of business expenses. eRCG expects Executive to attend and participate in continuing education seminars and courses with respect to the e-commerce and venture capital


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industries and business management related to his duties, and eRCG will reimburse all ordinary and necessary expenses of such attendance and participation.

         SECTION 1.7 Place of Employment. eRCG agrees to provide an office for Executive in Charlotte, North Carolina. eRCG will provide at the Charlotte office a computer and other equipment and assistance necessary in order for Executive to complete his duties under this Agreement. Executive shall be entitled to reside and perform his duties in Charlotte, North Carolina.

         SECTION 1.8 Line of Credit. In order to facilitate the ability of Executive to pay his federal, state and local income tax liabilities, eRCG will provide Executive with a line of credit equal to Executive's additional federal, state and local tax liabilities, if any, resulting from Executive's ownership of stock in eRCG, including the receipt of the shares pursuant to Section 1.5 hereof, or otherwise. Any amounts borrowed under this line of credit will be available to Executive prior to the date that Executive must pay his federal and state income taxes. This line of credit will bear interest at the rate of five and seventy-five one hundreds percent (5.75%) per annum. The interest attributable to the borrowed funds will be due and payable yearly. The principal will be due on the earlier of: (i) termination of this Agreement and (ii) sale of stock in eRCG by Executive (but only to the extent of sale proceeds).

                                   ARTICLE II

                             COVENANTS OF EXECUTIVE

         SECTION 2.1 Confidentiality. Executive recognizes the interest of eRCG in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of his employment with eRCG under this Agreement, and for a period of two (2) years thereafter (except as set forth in Section 2.2 hereof), Executive shall not, directly or indirectly, except as authorized in writing by the Board, publish, disclose or use for his own benefit or for the benefit of a business or entity other than eRCG or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Executive during his employment, relating to eRCG or any of its affiliates' or subsidiaries' businesses, operations, customers, suppliers, products, employees, financial information, budgets, practices, strategies, prices, methods, technology, know-how, intellectual property, documentation, concepts, improvements, plans, research and development, leads and/or marketing materials, records, files, databases, accounting journals, accounts receivable records, business plans and other similar information (the "CONFIDENTIAL INFORMATION"); provided, however, Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a breach of this Agreement; (ii) is disclosed with the prior written consent of eRCG; (iii) at the time of such disclosure, was already known or in the possession of Executive; (iv) becomes available to a competitor of eRCG on a non-confidential basis from a source other than Executive, which source is not prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation to eRCG; or (v) is independently developed by a


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competitor of eRCG. Executive will abide by eRCG's policies and regulations, as established from time to time, for the protection of its Confidential
Information.

         SECTION 2.2 Trade Secrets. Executive shall not, at any time, either during or after the term of his employment with eRCG under this Agreement, use or disclose any "Trade Secrets" (as defined by the Delaware Uniform Trade Secrets Act) of eRCG or its affiliates or subsidiaries, except in fulfillment of his duties during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form. Notwithstanding anything to the contrary contained herein, Executive shall not be prohibited hereunder from disclosing Trade Secrets if, in the written opinion of counsel for Executive, such disclosure is required by applicable law, in which event Executive shall provide eRCG with prompt written notice of such request and shall take all reasonable action requested by eRCG to obtain confidential treatment of such Trade Secrets.

         SECTION 2.3 Surrender of Records. Executive shall provide eRCG with notice of any inadvertent disclosure of Confidential Information. Executive acknowledges that all Confidential Information is and shall remain the sole property of eRCG and/or such affiliated entity or subsidiary and shall, upon termination of Executive's employment with eRCG for any reason whatsoever, or upon the request of eRCG, turn over to eRCG all Confidential Information, without retaining notes or copies thereof (together with a written statement certifying as to his compliance with the foregoing).

         SECTION 2.4 Non-Solicitation of Clients/Employees. During the term of Executive's employment with eRCG, and for the one (1) year period following the termination of Executive's employment with eRCG for any reason, Executive shall not, directly or indirectly:

                  (a) solicit or accept, or attempt to solicit or accept any business from any individual or entity that was a customer or client of eRCG during the one (1) year period ending on the date of termination of Executive's employment with eRCG, or actively sought after prospective clients, for the purpose of providing services or products to such customer or client which are competitive with the services or products offered or provided by eRCG; provided, however, nothing herein shall preclude Executive from holding not more than one-percent (1%) of the outstanding equity of any company, so long as Executive does not, in fact, have the power to participate in controlling or directing the management of such company other than by such voting equity; or

                  (b) employ, induce, solicit or attempt to solicit for employment, or assist others in employing, inducing or soliciting for employment, any individual who is or was an employee or independent contractor of eRCG at any time during the one (1) year period ending or the date of termination of Executive's employment with eRCG in an attempt to have any such individual work for Executive, or any other individual or entity in the business of raising venture capital for, and the development, operation and management of, e-commerce and technology-related companies.

         SECTION 2.5       Acknowledgment of Reasonableness/Enforcement/Tolling.


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                  (a)      The existence of any claim or cause of action by
Executive against eRCG predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by eRCG of these covenants. Executive acknowledges and confirms (i) that the restrictions contained herein are fair and reasonable and not the result of overreaching, duress, or coercion of any kind, and (ii) that Executive's full, uninhibited, and faithful observance of each of the covenants contained in this Agreement will not cause Executive any undue hardship, financial or otherwise. In the event that any court shall formally hold that the restrictions in this Article II are unreasonable, Executive hereby expressly agrees that the restrictions shall not be rendered void, but shall apply to the extent that such court may judicially determine or indicate constitutes a reasonable restriction.

                  (b) Executive acknowledges that the services to be rendered by Executive hereunder are extraordinary and unique and are vital to the success of eRCG, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Agreement by Executive. Therefore, in the event of a breach or threatened breach by Executive of any provision of this Agreement, eRCG shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

                  (c) In the event eRCG should bring any legal action or other proceeding for the enforcement of the Agreement, the time for calculating the non-solicitation period, or terms of any other restriction herein shall not include the period of time commencing with the filing of the legal action or other proceeding to enforce the terms of the Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

                                   ARTICLE III

                  REPRESENTATIONS OF EXECUTIVE/INDEMNIFICATION

         SECTION 3.1 Termination of Prior Employment. EXECUTIVE HEREBY REPRESENTS AND WARRANTS THAT, EFFECTIVE AS OF THE DATE HEREOF, THE EMPLOYMENT AGREEMENT BETWEEN EXECUTIVE AND AVENEL VENTURES, INC. DATED JUNE 6, 2000 IS TERMINATED AND OF NO FURTHER FORCE AND EFFECT.

         SECTION 3.2 Representations and Warranties of Executive/Indemnification. Executive represents and warrants to eRCG that he is fully empowered to enter and perform his obligations under this Agreement and, without limitation, that he is under no restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement, and that this Agreement constitutes the valid and legally binding obligation of Executive enforceable in accordance with its terms. Executive shall indemnify eRCG upon demand for and against any


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and all judgments, losses, claims, damages, costs (including, without limitation, all legal fees and costs, even if incident to appeals) incurred or suffered by eRCG as a result of the breach of the representations and warranties made in this Article 3.

                                   ARTICLE IV

                            TERMINATION OF EMPLOYMENT

         SECTION 4.1 Termination by eRCG. Executive's employment may be terminated by eRCG during the term of this Agreement upon the occurrence of one or more of the following events:

                  (a) Termination For Death. Immediately upon Executive's death.

                  (b) Termination For Disability. Upon the effective date of written notice from eRCG (which shall not be prior to the date on which such notice is sent) in the event of Executive's disability which renders Executive incapable of performing his duties for more than one hundred eighty (180) calendar days in one calendar year or within consecutive calendar years.

                  (c) Termination Without Cause. After the second (2nd) anniversary of the Effective Date, eRCG can terminate Executive's employment without cause for any or no reason (other than those set forth in Section 4.1(d) hereof), sixty (60) days after written notice (including a notice of nonrenewal sent by eRCG pursuant to Section 1.2 hereof) sent to Executive following a determination by the Board to so terminate Executive's employment.

                  (d) Termination For Cause. Upon the effective date of written notice sent to Executive (which shall not be prior to the date on which such notice is sent) stating eRCG's determination that it is terminating Executive for "Cause", which for purposes of this Agreement shall mean:

                      (i) an intentional act of fraud, embezzlement or theft of funds or property of eRCG or any of its clients/customers;

                      (ii) any gross and willful misconduct having a substantial, adverse effect upon eRCG;

                      (iii) any intentional wrongful disclosure of Confidential Information or Trade Secrets of eRCG or its affiliates or any intentional form of self-dealing detrimental to the interests of eRCG;

                      (iv) conviction of a felony or any similar crime causing material harm to the reputation of eRCG as determined by the Board (for these purposes, conviction shall include a plea of no contest or plea to any lesser charges predicated on the same underlying conduct);

                      (v) the habitual and debilitating use of alcohol or drugs;


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                      (vi)  failure to comply in any material way with the
reasonable written directives of the Board, which failure has a material adverse effect on eRCG and has not been cured by Executive within thirty (30) days after written notice from the Board of any such act or omission; or

                      (vii) failure to comply in any material respect with the terms of this Agreement, which failure has a material adverse effect on eRCG and has not been cured by Executive within thirty (30) days after written notice from the Board of any such act or omission.

         SECTION 4.2 Resignation by Executive. Executive's employment may be terminated by Executive during the term of this Agreement upon the occurrence of one or more of the following events:

         (a) Voluntary Resignation. Executive may terminate his employment under this Agreement by giving sixty (60) days' prior written notice to eRCG (including a notice of nonrenewal sent by Executive pursuant to Section 1.2 hereof) stating Executive's election to terminate his employment with eRCG. eRCG may accept such resignation effective as of any date during such sixty (60) day period as eRCG deems appropriate; provided, however, Executive shall receive from eRCG his base salary and be entitled to participate in any eRCG benefit plans in which he was a participant as of the effective date of his resignation for the duration of such sixty (60) day period (as further provided in Section 4.4(a) hereof).

         (b) Resignation With Cause. Upon the effective date of written notice sent to eRCG stating Executive's determination of "Constructive Termination" (hereinafter defined) by eRCG; provided, however, if the Constructive Termination is curable, then eRCG shall have thirty (30) days after Executive's written notice to cure such condition and if eRCG fails to cure such condition to the reasonable satisfaction of Executive, then Executive may immediately terminate his employment with eRCG, such termination to be conclusively deemed to be a resignation with cause. For purposes of this Agreement, "Constructive Termination" shall mean:

         (i)      Such change in duties or position as:

                  (A) the assignment (other than an occasional temporary assignment) to Executive of any duties not commensurate with Executive's position, duties, responsibilities and status with eRCG;

                  (B) a material change in Executive's reporting responsibilities, (i.e., reporting to a lower tier) or a diminution in Executive's titles or offices; or

                  (C) a material diminution of Executive's authority or responsibilities.

         (ii) A reduction in Executive's base salary specified in Section 1.4(a) hereof for the calendar year 2001, or a reduction in Executive's base salary in effect for the prior calendar year for all succeeding years (other than pro rata reductions in compensation for all senior executives of eRCG).


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         (iii)    The requirement that Executive be based anywhere other than within 30 miles of eRCG's current office in Charlotte, North Carolina.

         (iv) eRCG's failure to comply in any material respect with the terms of this Agreement.

         SECTION 4.3 Change of Control. Upon (i) the effective date of a written notice sent to Executive by eRCG stating that a "Change of Control" (hereinafter defined) has occurred or will occur and Executive's employment will be terminated in connection therewith (despite eRCG's best efforts to the contrary as set forth in Section 5.8 hereof), which notice must be given no later than sixty (60) days following such Change of Control, (ii) the date of termination if Executive is terminated without cause or resigns with cause within eighteen (18) months of a Change of Control, or (iii) the date of termination if Executive voluntarily resigns within ninety (90) days following a Change of Control. A "Change of Control" shall be deemed to have occurred if (A) as a result of any merger, consolidation, sale, assignment, transfer or other transaction, any person, other than those persons who are shareholders of eRCG or its affiliates (within the meaning of Rule 501 of the Securities Act of 1933) on the date hereof, becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of more than 50% of the outstanding voting securities of eRCG or the surviving entity or becomes entitled to elect more than one-half (1/2) of the Board or other governing body of eRCG or the surviving entity; (B) a tender offer shall be made and consummated of the ownership of 50% or more of the outstanding voting securities of eRCG; or (C) eRCG sells, assigns or otherwise transfers all or substantially all of the assets of the eRCG, to persons other than those persons who are shareholders of eRCG, its subsidiaries or affiliates; provided, however, in no event shall a financing transaction (such as additional rounds of venture capital), which is approved by the Board and entered into by eRCG be deemed to be a "Change of Control".

         SECTION 4.4       Effect of Termination/Change of Control.

                  (a) Termination for Death or Voluntary Resignation. In the event of termination of Executive's employment pursuant to Sections 4.1(a) or 4.2(a) hereof:

                      (i) eRCG shall pay to Executive the base salary and expenses otherwise payable to Executive under Sections 1.4(a) and 1.6 hereof through the date of termination (provided that in the event of Executive's death, eRCG shall also pay to Executive's estate his base salary for a period of three (3) months after the date of Executive's death), as well as any accrued but unpaid vacation time. For purposes of this Agreement, one (1) week of vacation shall be deemed to accrue each calendar quarter. Executive shall not be entitled to receive any severance pay except to the extent the Board, in its sole discretion, elects to authorize severance pay in the event of Executive's voluntary resignation.

                      (ii) Executive's rights under eRCG's benefit plans of general application shall be determined under the provisions of those plans.


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                      (iii) Executive shall not be entitled a bonus under
Section 1.4(b) hereof for the year of termination except to the extent the Board, in its sole discretion, elects to authorize a bonus in the event of Executive's voluntary resignation.

                      (iv) Executive's rights with respect to Option Shares shall be determined under the provisions of the Stock Option Agreement.

                  (b) Termination For Disability; Termination Without Cause; Resignation With Cause; Termination in Connection with a Change of Control. In the event of termination of Executive's employment pursuant to Sections 4.1(b), 4.1(c), 4.2(b) or 4.3 hereof:

                      (i) eRCG shall pay to Executive the base salary and expenses otherwise payable to Executive under Sections 1.4(a) and 1.6 hereof through the date of termination as well as any accrued but unpaid vacation time (provided that in the event of Executive's disability, the base salary payable to Executive shall be less any disability benefits provided by eRCG). In addition, Executive shall be entitled to twelve (12) months' salary continuation at the then current rate, payable in accordance with the normal payroll practices of eRCG. Such severance payments are to be considered compensation for services previously rendered hereunder.

                      (ii) Executive shall continue to participate in eRCG's group health plan for twelve (12) months following the date of termination upon the timely periodic payment of any amount required for employees to maintain family coverage for such plan, and rights under other benefit plans shall be determined under the provisions of those plans.

                      (iii) Executive shall be entitled to a bonus under Section 1.4(b) hereof for the year of termination in an amount as determined by the Board (or by the Compensation Committee thereof) in its sole discretion.

                      (iv) Executive's rights with respect to the Option Shares shall be determined under the provisions of the Stock Option Agreement.

                  (c) Termination For Cause. In the event of termination of Executive's employment prior to Section 4.1(d) hereof:

                      (i) eRCG shall pay to Executive the base salary and expenses otherwise payable pursuant to Sections 1.4(a) and 1.6 hereof through the date of termination. Executive shall not be entitled to receive any severance pay whatsoever.

                      (ii) Executive's rights under eRCG's benefit plans of general application shall be determined under the provisions of those plans.

                      (iii) Executive shall not be entitled to a bonus under
Section 1.4(b) hereof for the year of termination.

                      (iv) Executive's rights with respect to the Option Shares shall be determined under the provisions of the Stock Option Agreement.


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         SECTION 4.5       Gross Up Payment.If eRCG or its accountants determine
that any payments called for under this Agreement or any other payments or benefits made available to Executive by eRCG or its affiliates will result in Executive being subject to an excise tax ("EXCISE TAX") under Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor statute thereto, or if an Excise Tax is assessed against Executive as a result of such payments or other benefits, eRCG shall make a "Gross-Up Payment" (hereinafter defined) to or on behalf of Executive as and when such determination(s) and assessment(s), as appropriate, are made, subject to the conditions of this Section 4.5. A "Gross-Up Payment" shall mean a payment to or on behalf of Executive that shall be sufficient to pay (i) any Excise Tax in full, (ii) any federal, state and local income tax and Social Security or other employment tax on the payment made to pay such Excise Tax as well as any additional Excise Tax on the Gross-Up Payment, and (iii) any interest or penalties assessed by the Internal Revenue Service on the Executive if such interest or penalties are attributable to eRGC's failure to comply with its obligations under this Section 4.5 or applicable law. Any determination under this Section 4.5 by eRCG or its accountants shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and related case law. Executive shall take such action (other than waiving Executive's right to any payments or benefits) as eRCG may reasonably request under the circumstances to mitigate or challenge such tax. If eRCG reasonably requests that Executive take action to mitigate or challenge any such tax or assessment and Executive complies with such request, eRCG shall provide Executive with such information and such expert advice and assistance from eRCG's accountants, lawyers and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

                                    ARTICLE V

                               GENERAL PROVISIONS

         SECTION 5.1 Survival. Notwithstanding anything to the contrary herein, the provisions of this Agreement shall survive and remain in effect in accordance with their respective terms in the event Executive's employment is terminated for any reason.

         SECTION 5.2 Enforcement Costs. If any civil action, arbitration, or other legal proceeding is brought for the enforcement of the Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of the Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs, and all expenses (including, without limitation, all such fees, taxes, costs, and expenses incident to arbitration, appellate and post-judgment proceedings), incurred in that civil action, arbitration, or legal proceeding, in addition to any other relief to which such party or parties may be entitled.

         SECTION 5.3 Notices. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given (a) when personally delivered, (b) on the day of transmission when given by facsimile transmission with confirmation of receipt, (c) on


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the following day if submitted to a nationally recognized courier service, or
(d) five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to:

       If to eRCG:                              If to Executive:

       eResource Capital Group, Inc.            Michael D. Pruitt
       5935 Carnegie Boulevard, Suite 101       11502 Stonebriar Drive
       Charlotte, NC 28209                      Charlotte, North Carolina 28277
       Attn:  Melinda Morris Zanoni, Esq.       Facsimile: (704) 341-7961
       Facsimile: (704) 553-7136

or to such other address as a party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         SECTION 5.4 Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of North Carolina, without giving effect to the principles of conflicts of law of such State.

         SECTION 5.5 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, under applicable law or regulation, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

         SECTION 5.6 Entire Agreement. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Executive by eRCG.

         SECTION 5.7 Amendments. Any amendment or modification of any term of this Agreement shall be effective only if it is set forth in writing signed by the parties hereto.

         SECTION 5.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, executors, representatives, heirs, successors and permitted assigns. "Successor" shall mean any successor in interest, pursuant to a Change of Control as set forth in Section 4.3 hereof. eRCG shall use its best efforts to cause any Successor which is not obligated to assume eRCG's contracts to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.


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         SECTION 5.9       Assignment. This Agreement is personal in nature and
the parties shall not, without written consent, assign, transfer or delegate this Agreement or any rights or obligations hereunder.

         SECTION 5.10 Waivers. No provision of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing signed by the party to be bound. No waiver by a party hereto at any time of any breach or noncompliance with any provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the same or at any prior or subsequent time.

         SECTION 5.11 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         SECTION 5.12 Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts (whether by facsimile or otherwise), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                           ERCG:

                           ERESOURCE CAPITAL GROUP, INC.



                           By:
                              --------------------------------------------------
                              Todd Bottorff
                              Its: President


                           EXECUTIVE:



                           -----------------------------------------------------
                           Michael D. Pruitt



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